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                                                                     Exhibit 4.1

                               AMENDMENT NO. 1 TO
                      AMENDED AND RESTATED RIGHTS AGREEMENT


         This Amendment No. 1 to Amended and Restated Rights Agreement, by and between The Sports Authority, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent (the "Rights Agent"), is made and entered into as of February 19, 2003.

         WHEREAS, the Company and the Rights Agent are parties to the Amended and Restated Rights Agreement, dated as of September 11, 2001 (the "Rights Agreement"); and

         WHEREAS, the Company proposes to enter into a certain Agreement and Plan of Merger (the "Merger Agreement") by and among Gart Sports Company ("Parent"), Gold Acquisition Corp. ("Merger Sub") and the Company, pursuant to which Merger Sub would merge (the "Merger") into the Company and all of the outstanding shares of the common stock of the Company would, by virtue of the Merger, be automatically converted into shares of the common stock of Parent; and

         WHEREAS, the Board of Directors has determined that it is in the best interests of the stockholders of the Company to amend the Rights Agreement in the manner set forth herein in order to permit the Company to enter into the Merger Agreement and effect the Merger without causing a Triggering Event; and

         WHEREAS, Section 27 of the Rights Agreement provides that, prior to a Distribution Date, the Company and the Rights Agent may amend the Rights Agreement without approval of the holders of Company common stock;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby amended by adding the following sentence to the end of such definition:

                  Notwithstanding the foregoing, neither (i) Gart Sports Company ("Gart"), a Delaware corporation, (ii) Gold Acquisition Corp., a Delaware corporation ("Merger Sub"), (iii) any Affiliates or Associates of Gart or Merger Sub nor (iv) Green Equity Investors, L.P., which shall enter into a Voting Agreement (the "Voting Agreement") with the Company pursuant to which it agrees, among other things, to vote in favor of the merger of Merger Sub into the Company (the "Merger") in accordance with the terms of the Agreement and Plan of Merger to be entered into by and among Gart, Merger Sub and the Company (the "Merger Agreement"), shall be deemed an Acquiring Person by virtue of the Merger Agreement, the Voting Agreement, the Merger and any other transactions contemplated by the Merger Agreement or the Voting Agreement.

         2. Section 1 of the Rights Agreement is hereby amended by adding the following new paragraph at the end of Section 1:

                  Notwithstanding anything in this Agreement that might otherwise be deemed to the contrary none of a Distribution Date, Stock Acquisition Date or Triggering Event shall be deemed to occur, in each such case, by reason of the approval, execution or delivery of the Merger Agreement, the announcement or consummation of the Merger or the consummation of the other transactions contemplated by the Merger Agreement. No such event shall entitle or permit the holders of Rights to exercise the Rights or otherwise affect the rights of the holders of Rights, including giving the holders of the Rights the right to acquire securities of any party to the Merger Agreement.



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         3. Section 7(a) of the Rights Agreement is hereby amended to read as follows:

                  (a) Subject to subsection (e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in
                  Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (except as provided in Section 11(q) hereof) with respect to the total number of Preferred Share Fractions (or Common Shares, other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable (except as provided in Section 11(q) hereof), at or prior to the earliest of (i) the Close of Business on September 11, 2011 (the "Final Expiration Date"),
                  (ii) the consummation of a transaction contemplated by Section 13(d) hereof, (iii) the time at which the Rights are redeemed or terminated as provided in Section 23 hereof or (iv) immediately prior to the time the Merger becomes effective (the earliest of (i), (ii), (iii) and (iv) being herein referred to as the "Expiration Date").

         4. The definition of "Section 11(a)(ii) Event" in Section 1(l) of the Rights Agreement is hereby amended by adding the following sentence to the end of such definition:

                  Notwithstanding the foregoing, a "Section 11(a)(ii) Event" shall not be deemed to occur as a result of (i) the approval, execution or delivery of the Merger Agreement and the Voting Agreement, (ii) the consummation of the transactions contemplated by the Merger Agreement and the Voting Agreement (including, without limitation, the Merger) or (iii) the public announcement of the Merger or any of the transactions contemplated by the Merger Agreement or the Voting Agreement.

         5. The definition of "Stock Acquisition Date" in Section 1(n) of the Rights Agreement is hereby amended by adding the following sentence to the end of such definition:

                  Notwithstanding the foregoing, a "Stock Acquisition Date" shall not be deemed to occur as a result of (i) the approval, execution or delivery of the Merger Agreement and the Voting Agreement, (ii) the consummation of the transactions contemplated by the Merger Agreement and the Voting Agreement (including, without limitation, the Merger) or (iii) the public announcement of the Merger or any of the transactions contemplated by the Merger Agreement or the Voting Agreement.



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         6. Section 3(a) of the Rights Agreement is hereby amended by adding the following sentence to the end of such section:

                  Notwithstanding the foregoing, a "Distribution Date" shall not be deemed to occur as the result of (i) the approval, execution or delivery of the Merger Agreement and the Voting Agreement, (ii) the consummation of the transactions contemplated by the Merger Agreement and the Voting Agreement (including, without limitation, the Merger) or (iii) the public announcement of the Merger or any of the transactions contemplated by the Merger Agreement or the Voting Agreement.

         7. Section 13(d) of the Rights Agreement is hereby amended by inserting the following sentence after the first sentence of such section:

                  Notwithstanding anything in this Agreement to the contrary,
                  Section 13 (other than this subsection (d)) shall not be applicable to, and the term "Section 13 Event" shall not include, (i) the approval, execution or delivery of the Merger Agreement and the Voting Agreement, (ii) the consummation of the transactions contemplated by the Merger Agreement and the Voting Agreement (including, without limitation, the Merger) or (iii) the public announcement of the Merger or any of the transactions contemplated by the Merger Agreement or the Voting Agreement.

         8. Unless otherwise defined herein, the terms used herein shall have the meanings ascribed to them in the Rights Agreement.

         9. This Amendment No. 1 to Amended and Restated Rights Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         10. Except as expressly set forth herein, this Amendment No. 1 to Amended and Restated Rights Agreement shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                  THE SPORTS AUTHORITY, INC.



                                  By:   /s/ Martin E. Hanaka
                                        ---------------------------------------
                                        Name: Martin E. Hanaka
                                        Title: Chairman, Chief Executive Officer
                                               and President


                                  AMERICAN STOCK TRANSFER & TRUST COMPANY



                                  By:   /s/ Herbert Lemmer
                                        ---------------------------------------
                                        Name: Herbert Lemmer
                                        Title:





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